UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2004

i2 TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28030	75-2294945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 5. Other Events.

On May 26, 2004, the previously disclosed sale of $20 million of common stock, par value $0.00025 per share, of i2 Technologies, Inc. (the “Company”) to Sanjiv S. Sidhu, the Chairman, Chief Executive Officer and President of the Company, pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of April 28, 2004, closed and was funded. The purchase price for the common stock was $.926 per share. The terms of the purchase and sale are more fully set forth in the Stock Purchase Agreement attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 14, 2004, which exhibit is incorporated herein by reference.

On June 3, 2004, the previously disclosed sale of 100,000 shares of 2.5% Series B Convertible Preferred Stock of the Company (the “Series B Shares”) to R² Investments, LDC, an affiliate of Q Investments (the “Investor”), pursuant to a Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”), dated April 27, 2004, closed and was funded. The purchase price for the Series B Shares was $1,000 per Series B Share. Pursuant to the terms of the Preferred Stock Purchase Agreement, the Investor will have certain preemptive rights upon the issuance of certain securities of the Company during the three year period beginning June 3, 2004. The terms of the purchase and sale are more fully set forth in the Preferred Stock Purchase Agreement attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 4, 2004, which exhibit is incorporated herein by reference.

Dividends on the Series B Shares, which may be paid in cash or in additional Series B Shares, will be payable semi-annually at the rate of 2.5% per year. The Series B Shares will automatically convert into shares of the Company’s common stock on June 3, 2014 and will be convertible into shares of common stock at the option of the holder at any time prior thereto. The initial conversion price, which is subject to certain adjustments, is $.926 per share. Under certain circumstances, the Company will also have the right to redeem the Series B Shares. The terms and conditions of the Series B Shares are set forth in the Certificate of Designations filed with the Secretary of State of Delaware on May 24, 2004, which is attached hereto as Exhibit 3.1 and incorporated herein by reference (the “Certificate of Designations”).

In accordance with the terms of the Certificate of Designations, on June 3, 2004 Pranav Parikh, a portfolio manager with Investor, was appointed to the board of directors of the Company as a designee of the Investor.

Concurrently with the closing of the transactions contemplated by the Preferred Stock Purchase Agreement, the Company and the Investor entered into a Registration Rights Agreement, dated as of June 3, 2004, which is attached hereto as Exhibit 10.2 and incorporated herein by reference (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of common stock and the Company’s 5.25% Convertible Subordinated Notes due 2006, beneficially owned by the Investor.

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Item 7. Exhibits.

(c)	Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, Exhibit 99.1 attached hereto and the information set forth therein are deemed to be furnished pursuant to Item 9 hereof and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Exhibit Number	Description

3.1	Certificate of Designations of 2.5% Series B Convertible Preferred Stock of i2 Technologies, Inc., dated as of May 26, 2004

4.1	Preferred Stock Purchase Agreement, dated as of April 27, 2004, by and between i2 Technologies, Inc. and R² Investments, LDC (incorporated by reference to Exhibit 4.1 to i2 Technologies, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 4, 2004)

10.1	Stock Purchase Agreement, dated as of April 28, 2004, by and between i2 Technologies, Inc. and Sanjiv S. Sidhu (incorporated by reference to Exhibit 10.1 to i2 Technologies, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 14, 2004)

10.2	Registration Rights Agreement, dated as of June 3, 2004, by and between i2 Technologies, Inc. and R² Investments, LDC

99.1	Press Release dated June 3, 2004.

Item 9. Regulation FD Disclosure.

On June 3, 2004, the Company issued a press release announcing the closing and funding of the sale of common stock to Sanjiv S. Sidhu and the closing and funding of the sale of the Series B Shares to the Investor. A copy of such press release is furnished as an exhibit to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

i2 TECHNOLOGIES, INC.

By:	/s/ Katy Murray
Name:	Katy Murray
Title:	Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated:	June14, 2004

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EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designations of 2.5% Series B Convertible Preferred Stock of i2 Technologies, Inc., dated as of May 26, 2004

4.1	Preferred Stock Purchase Agreement, dated as of April 27, 2004, by and between i2 Technologies, Inc. and R² Investments, LDC (incorporated by reference to Exhibit 4.1 to i2 Technologies, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 4, 2004)

10.1	Stock Purchase Agreement, dated as of April 28, 2004, by and between i2 Technologies, Inc. and Sanjiv S. Sidhu (incorporated by reference to Exhibit 10.1 to i2 Technologies, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 14, 2004)

10.2	Registration Rights Agreement, dated as of June 3, 2004, by and between i2 Technologies, Inc. and R² Investments, LDC

99.1	Press Release dated June 3, 2004.

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